SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 23, 1997



              THE READER'S DIGEST ASSOCIATION, INC.
     (Exact name of registrant as specified in its charter)


        Delaware               1-10434            13-1726769
 (State or other juris-    (Commission File    (I.R.S. Employer
diction of incorporation       Number)       Identification No.)
    or organization)


           Pleasantville, New York          10570-7000
       (Address of principal executive      (Zip Code)
                  offices)


       Registrant's telephone number, including area code:
                         (914) 238-1000



ITEM 5.   Other Events.

          Filed herewith as Exhibit I is a copy of the company's quarterly earnings news release for the third fiscal quarter ended March 31, 1997, which was issued today.

          Filed herewith as Exhibit II is a copy of the company's news release announcing the company's $400 million investment program, which was also issued today.


                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           THE READER'S DIGEST ASSOCIATION, INC.
                          (Registrant)


Date:  April 23, 1997

                        /s/Stephen R. Wilson
                        Stephen R. Wilson
                        Executive Vice President and Chief
                        Financial Officer